Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Number 333-53680 dated January 12, 2001 and 333-129984 dated November 29, 2005 on Form S-8 of Service Bancorp, Inc., of our report dated July 20, 2006, appearing in this Annual Report on Form 10-KSB of Service Bancorp, Inc, for the year ended June 30, 2006.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
September 13, 2006